SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 2, 2004

                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)

         0-29299                                               41-1457090
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 944-7777
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 2, 2004, the North American subsidiary of CorVu Corporation (the "Company") entered into an agreement with Commerce Bank for a line of credit of up to $300,000 at an interest rate of 3% over the Wall Street Journal Prime Rate. Interest payments are due on demand, and, if no demand is made, on a monthly basis starting January 2, 2005; the principal becomes due on March 2, 2005. The amount outstanding under the credit line shall not exceed 70% of eligible accounts receivable plus the balance in a money market account that the Company maintains with Commerce Bank with a minimum of $104,000. To secure the credit line, Commerce Bank obtained a security interest in all of the subsidiary's assets and a guarantee from the Company.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      In July 2004, a subsidiary of the Company entered into a one-year Accounts Receivable Financing Agreement with Silicon Valley Bank in which the bank agreed to provide financing up to a maximum amount of $800,000, based upon eligible accounts receivable. In a letter to Silicon Valley Bank dated December 2, 2004, the financing agreement was terminated.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE ARRANGEMENT OF A REGISTRANT.

Item 1.01 is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On December 2, 2004, the Company sold in a private offering under Section 506 of Regulation D 10,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") at a price of $1.00 per share to one accredited investor, as such term is defined in Rule 501 of Regulation, together with a five year warrant to purchase 23,333 shares of common stock at an exercise price of $0.20 per share.

      On December 6, 2004, the Company sold in a private offering under Section 506 of Regulation D 240,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") at a price of $1.00 per share to Delia MacIntosh, the spouse of the Company's President and Chief Executive Officer, together with a five year warrant to purchase 560,000 shares of common stock at an exercise price of $0.20 per share, in satisfaction of the principal and a portion of the interest outstanding under a note from a subsidiary of the Company to Ms. MacIntosh in the total amount of $240,000.

      Each share of Series B Preferred Stock converts currently into the Company's common stock at a rate equal to $1 divided by $0.30.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CORVU CORPORATION

                                       By /s/ David C. Carlson
                                         ---------------------------------------
Date:  December 8, 2004                   David C. Carlson
                                          Chief Financial Officer